                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

          This Employment Agreement (the "Agreement"), is made and entered into this 15th day of December 2005, by and between Archemix Corp. (which, together with any parent companies, subsidiaries, affiliates, successors and assigns shall be referred to as "Archemix" or the "Company"), with its principal offices located at One Hampshire Street, Cambridge, MA 02139 and John Duncan Higgons (the "Employee").

                                   WITNESSETH

          WHEREAS, the Company has a need for the Employee's professional and personal services in an executive capacity; and

          WHEREAS, the Employee and the Company desire to enter into a formal Employment Agreement to fully recognize the anticipated contributions of the Employee to the Company and to assure continuous, harmonious conduct of the Company's business.

          NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

     1. POSITION. Subject to the terms and conditions of this Agreement, the Company will employ the Employee, and the Employee will be employed by the Company as Executive Vice President, Business Operations ("EVP"). The Employee's responsibilities shall include any responsibilities normally associated with such position and any other responsibilities assigned reasonably by the Board of Directors (the "Board"). The Employee's position and assignments are subject to change.

     2. DEVOTION TO DUTIES. Except for vacations and absences due to temporary illness in accordance with the policies of the Company, while the Employee is employed hereunder, the Employee will use best efforts to perform faithfully all duties assigned to the Employee pursuant to this Agreement and to devote the Employee's full business time and energies to the business and affairs of the Company; provided, however, that the Employee may, with the prior written consent of the Board, engage in other business activities which do not conflict with the Employee's duties hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage. While the Employee is employed hereunder, the Employee will not serve as an employee, consultant, director or advisor to any person or entity without the prior written consent of the Company.

     3. TERM AND TERMINATION. The Employee's employment with Archemix shall commence on February 1, 2006 (the "Employee's Starting Date") and shall be considered at-will employment, which may be terminated by the Employee or Archemix at any time for any reason. In the event that the Employee is terminated, the Employee shall be entitled to severance pay equal to nine (9) months Base Salary and a pro-rata Annual Bonus with the respect to the year in which the termination of employment occurred (calculated by multiplying the target Annual Bonus by a fraction, the numerator of which shall be the number of days worked in the current calendar year of the termination of employment and the denominator of which shall be 365) plus continued vesting of the Option for this 9-month period (collectively the "Severance Package"). The foregoing notwithstanding the Employee shall not be entitled to receive the Severance Package if the Employee is terminated for Cause. For purposed of this Agreement "Cause" shall mean any of the following (each of which shall be determined in the sole discretion of the Company): (a) a continuing failure by the Employee to render services to the Company in accordance with the Employee's assigned duties (other than such a failure as a result of the Employee's death or disability); (b) any act or omission by the Employee involving misconduct or negligence which results in material harm to the Company; (c) the Employee's commission of any felony or any fraud, financial wrongdoing, disloyalty, dishonesty or breach of fiduciary duty in connection with the performance of the Employee's obligations to the Company and which adversely affects the business activities, reputation or goodwill of the Company; (d) the Employee's deliberate disregard of a Company rule or policy which materially and adversely affects the business activities, reputation, or goodwill of the Company; or (e) the Employee's material breach of this Agreement. In the event of a termination for Cause, the Employee shall receive a written termination notice from the Company stating that the termination of employment is "for Cause." Such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Employee's employment for Cause. The Employee shall be given the opportunity within fifteen
          (15) calendar days of the receipt of such notice to meet with the Board or its appropriate designee to defend such act or acts, or failure to act, and the Employee shall be given fifteen (15) calendar days after such meeting (the "Cure Period") to cure such act (or failure to act) to the Board's or its appropriate designee's reasonable satisfaction. Upon failure of the Employee, within such Cure Period, to so cure such act or failure to act, the Employee's employment by the Company shall be deemed terminated for Cause.

     4.   COMPENSATION AND BENEFITS.

               a. Base Salary. The Employee's initial base pay shall be at a gross rate of 23,750 per month (the "Base Salary"), minus customary deductions for federal and state taxes plus any elective benefits or deductions.

               b. Bonus. In addition to the Base Salary, the Employee shall be eligible to receive an annual bonus for each calendar year that the Employee completes with the Company (the "Annual Bonus"). The award, amount and composition (e.g. cash and/or option to purchase common stock) of any Annual Bonus shall be determined by and in the sole discretion of the Board or its designee(s), with a target amount equal to twenty seven percent (27%) of the Base Salary earned during the year to which the Annual Bonus relates.

               c. Options. Subject to approval by the Board of Directors (or an appropriate Committee appointed by the Board of Directors), and pursuant to a written stock option agreement entered into by and between the Employee and the Company (the "Option Agreement") pursuant to the Corporation's 2001 Employee, Director and Consultant Stock Plan, as amended (the "2001 Plan"), Archemix will grant the Employee an option to purchase one million two hundred thousand (1,200,000) shares of Archemix Common Stock (the "Option"). The exercise price of the Option will be the fair market value of the Company's Common Stock on the date the Option is granted and such Option shall be subject to the terms and conditions of the Option as set forth in the 2001 Plan and the Option Agreement. To the extent permissible under applicable federal tax law, the Option will be an incentive stock option with the Option vesting on the following schedule: twenty-five percent (25%) of such shares shall vest on the first (1st) anniversary of the date of the Employee's option agreement; after the first (1st) anniversary, the remaining seventy-five percent (75%) of such shares shall vest ratably in three (3) month periods until the fourth (4th) anniversary the Employee's option agreement. Such vesting shall commence on the first anniversary of February 1, 2006 and quarterly thereafter. In the event of a Change of Control (as defined below) occurs within twelve (12) months of Employee's Starting Date, a portion of the Employee's Option shall accelerate in accordance with the aforementioned schedule so as to vest for a time period equal to the Employee's actual period of employment plus an additional twelve (12) months (the "Vesting Time"). For purposes of clarification, upon a Change of Control the Employee shall be entitled to exercise an option to purchase the number of shares he would have otherwise been entitled to purchase had he remained employed by the Company for the Vesting Time. If no Change of Control occurs within twelve (12) months of Employee's Starting Date, the Employee shall not be entitled to any acceleration and vesting of the Option under the terms of this Agreement. For purposes of this Agreement, "Change of Control" shall mean the closing of a sale, merger, joint venture, tender offer or otherwise, in which 50% or more of the outstanding equity securities of the Company or 50% or more of the voting power of the Company is acquired by a third party, or all or substantially all of the Company's business or assets are sold to, combined with, or transferred to a third party.

               d. Vacation. The Employee will be entitled to three (3) weeks paid vacation in each calendar year and paid holidays and personal days in accordance with the Company's policies as in effect from time to time. In addition, the Employee shall be entitled to unpaid leave for the following dates:
                    February 20, 2006 through February 24, 2006; May 22, 2006 through June 9, 2006; and 15 working days to be taken in August 2006 at the Employee's discretion and election.

               e. Fringe Benefits. The Employee will be entitled to participate in any employee benefit plans which the Company provides or may establish for the benefit of its employees generally (including, but not limited to, group life, disability, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans) (collectively, the "Fringe Benefits"), provided that the Fringe Benefits will not include any stock option or similar plans relating to the grant of equity securities of the Company except as provided herein. The Employee's eligibility to participate in the Fringe Benefits and receive benefits thereunder will be subject to the plan documents governing such Fringe Benefits. Nothing contained herein will require the Company to establish or maintain Fringe Benefits.

     5. CONFIDENTIALITY, NON-COMPETITION AND INVENTIONS. The Company considers the protection of its confidential information, proprietary materials and goodwill to be extremely important. As such the Employee may not discuss the fact or terms of this Agreement with anyone other than the executive officers of the Company and members of the Employee's immediate family (and, if relevant, the Employee's recruiting firm, financial advisor or lawyer). In addition the Employee will be required to sign an agreement relating to confidentiality, non-competition, non-solicitation and work product prior to commencement of employment. Such agreement shall be considered integrated with and part of this Agreement.

     6. RECORDS. Upon termination of the Employee's employment hereunder or at any other time as requested by the Company, the Employee will deliver to the Company any property in the Employee's possession or control, including but not limited to products, materials, memoranda, electronic files, notes, records, reports or other documents or photocopies of the same.

     7. REPRESENTATIONS. The Employee hereby represents and warrants to the Company that the Employee understands this Agreement, that the Employee has entered into this Agreement voluntarily and that the Employee has no commitments or obligations inconsistent with this Agreement. The Employee agrees to indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representations and warranties.

     8.   GENERAL.

               a. Notices. All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made. Any notice from the Employee to the Company must be explicitly directed to the attention of the Board or such other designee.

               b. Entire Agreement. This Agreement, together with the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties and supersedes all prior oral or written agreements and understandings. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict the express terms and provisions of this Agreement.

               c. Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which the Employee is substantially involved. The Employee may not assign any rights and obligations under this Agreement without the prior written consent of the Company.

               d. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties and will inure to the benefit of the respective successors and permitted assigns of each party. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and the Employee and no person or entity will be regarded as a third-party beneficiary of this Agreement.

               e. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

               f. Headings and Captions. The headings and captions used in this Agreement are for ease of reference only and in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

               g. Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of either party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by either party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

               h. Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof. Further, by accepting executing this Agreement the Employee agrees that any action, demand, claim or counterclaim in connection with any aspect of the Employee's employment with the Company, or any separation of employment (whether voluntary or involuntary) from the Company, shall be resolved by a judge alone, and the Employee waives and forever renounces the Employee's right to a trial before a civil jury.

               i. Interpretation. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

If you are in agreement with the foregoing, please sign where indicated below, whereupon this Agreement shall become effective as of the Effective Date.

JOHN DUNCAN HIGGONS                     ARCHEMIX CORP.


By: /s/ John Duncan Higgons             By: /s/ Errol De Souza
    ---------------------------------       ------------------------------------
Print Name: JOHN DUNCAN HIGGONS         Print Name: Errol De Souza
                                        Title: President and Chief Executive
                                               Officer
Date: 12.15.05                          Date: 1/03/06